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                                                            Control Code:
                                                            xxx/xxxxxxxxxx

By Signing And Dating The Lower Portion Of This Card, You Authorize The Proxies To Vote Each Applicable Proposal As Marked, Or If Not Marked, To Vote "For" Each Applicable Proposal And To Use Their Discretion To Vote Any Other Matter As May Properly Come Before The Special Meeting Of Stockholders Scheduled To Be Held On October 3, 2006 ("Meeting") Or Any Adjournment Or Postponement Of The Meeting. If You Do Not Intend To Personally Attend The Meeting, Please Authorize A Proxy By Telephone Or By Completing, Detaching And Mailing The Lower Portion Of This Card In The Enclosed Envelope.

This Proxy When Properly Executed Will Be Voted In The Manner Directed Herein By The Undersigned Stockholder. If No Direction Is Made, This Proxy Will Be Voted "For" Proposals 1(a), (b) And (c), As Applicable.

The Undersigned Hereby Appoints Kerry A. Jung And D. Russell Morgan As Proxies, Acting By A Majority Of Those Present, Each With The Full Power To Appoint A Substitute, And Hereby Authorizes Them To Represent And To Vote, As Designated Below, All The Shares Of The Applicable Fund Held Of Record By The Undersigned On July 7, 2006, As Indicated Above, At The Meeting Or Any Adjournment Or Postponement Of The Meeting.

                          SENTINEL GROUP FUNDS, INC.
                     SENTINEL PENNYSLVANIA TAX-FREE TRUST

Proposal                                                   For  Against Abstain
PROPOSAL 1(a): To approve the reorganization of the Sentinel New York Tax-Free Income Fund in accordance with the Agreement and Plan of Reorganization and the transactions it contemplates, as described in this Proxy
Statement/Prospectus.

PROPOSAL 1(b): To approve the reorganization of the Sentinel Pennsylvania Tax-Free Trust in accordance with the Agreement and Plan of Reorganization and the transactions it contemplates, as described in this Proxy
Statement/Prospectus.

PROPOSAL 1(c): To approve the reorganization of the Sentinel Tax Free Income Fund in accordance with the
Agreement and Plan of Reorganization and the transactions it contemplates, as described in this Proxy
Statement/Prospectus.

This proxy, when properly executed, will be voted in the manner you directed with respect to the Fund that you own. If no direction is given with respect to a proposal, this proxy will be voted FOR such proposal.


                                                 Signature



                                                Signature of joint owner, if any


                                                   Date

        You May Authorize A Proxy Vote By Telephone At 1-800-282-3863
          Or By Returning This Proxy Ballot In The Enclosed Envelope.